EXHIBIT 22.2
                      TEXAS MERIDIAN RESOURCES CORPORATION
               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS

We hereby consent to the references to our reviews dated January 26, 1994, January 10, 1995, January 12, 1996 and February 19, 1997, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of Texas Meridian Resources Corporation as of December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996, respectively, in your Form S-8 Registration Statement and to the reference to Ryder Scott Company Petroleum Engineers as experts in the field of petroleum engineering.

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

                                          Kent A. Williamson, P.E.
                                          Group Vice President

Houston, Texas
February 27, 1997